EXHIBIT 99.4

NEW SKIES SATELLITES B.V.

OFFER TO EXCHANGE

All Outstanding Senior Floating Rate Notes due 2011
in Exchange for

Senior Floating Rate Notes due 2011
which have been registered under the Securities Act of 1933, as amended

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON
                  , 2005, UNLESS EXTENDED BY THE COMPANY.

                        , 2005

To Our Clients:

        Enclosed for your consideration are a Prospectus, dated                        , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by New Skies Satellites B.V. (the "Company") to exchange $160,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due 2011 that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Exchange Notes"), for any and all of its outstanding Senior Floating Rate Notes due 2011 (collectively, the "Outstanding Notes"), in integral multiples of $1,000. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Letter of Transmittal or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act.

        The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        The enclosed materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Outstanding Notes.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 a.m. midnight, New York City Time, on                        , 2005, unless the Exchange Offer is extended by the Company. The time the Exchange Offer expires is referred to as the "Expiration Date." Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

        IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

        Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF
Senior Floating Rate Notes due 2011

        The undersigned hereby acknowledges receipt of the Prospectus dated                        , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by New Skies Satellites B.V. (the "Company") to exchange $1,000 in principal amount of the Company's Senior Floating Rate Notes due 2011 (the "Exchange Notes"), for each $1,000 in principal amount of outstanding Senior Floating Rate Notes due 2011 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

        $                        of the Outstanding Notes.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

        $                        of the Outstanding Notes.

  ☐
  NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement of understanding with any person to participate, in the distribution of Exchange Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (see the section of the Prospectus entitled "The Exchange Offers—Resale of Exchange Notes"), (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission, (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (vi) if the undersigned is not a broker-dealer, that it is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of Exchange Notes and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer, however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

SIGN HERE

Dated	, 2004

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